CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the reference to our firm under the captions "Financial Highlights", "Shareholder Services - Statements and Reports", "General Information - Independent Registered Public Accounting Firm" and "Financial Statements and Report of Independent Registered Public Accounting Firm" and to the use of our reports dated June 15, 2007 with respect to the AllianceBernstein Fixed-Income Shares (comprising the Prime STIF and Government STIF Portfolios), which are incorporated by reference in this Registration Statement (Form N-1A Nos. 333-34001 and 811-6068) of AllianceBernstein Fixed-Income Shares.





                                                               ERNST & YOUNG LLP


New York, New York
August 27, 2007